As filed with the Securities and Exchange Commission on August 5, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BMC Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	74-2126120
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2101 CityWest Boulevard

Houston, Texas 77042-2827

(713) 918-8800

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

BMC Software, Inc. 2007 Incentive Plan

(Full title of the plan)

Denise M. Clolery

Senior Vice President, General Counsel & Secretary

BMC Software, Inc.

2101 CityWest Boulevard

Houston, Texas 77042-2827

(713) 918-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum offering price per share (1)	Proposed Maximum aggregate offering price (1)	Amount of Registration Fee
Common Stock, par value $0.01 per share	8,000,000 shares	$33.96	$271,680,000	$15,160

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low prices reported on the New York Stock Exchange on July 31, 2009.

Registration Statement No. 333-147196 relates to 15,506,269 shares of our common stock (the “Previously Registered Securities”). This Registration Statement registers additional securities for offering pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to the total amount of Previously Registered Securities registered on Registration Statement 333-147196. The Registrant hereby incorporates by reference into this Registration Statement on Form S-8 in its entirety the Registration Statement No. 333-147196, including each of the documents filed by the Registrant with the Securities and Exchange Commission and incorporated or deemed to be incorporated by reference therein and including each of the documents filed as Exhibits to such Registration Statement.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 8.	Exhibits.

5.1	— Opinion of Christopher C. Chaffin

23.1	— Consent of Independent Registered Public Accounting Firm

23.2	— Consent of Christopher C. Chaffin (contained in Exhibit 5.1 hereto)

24.1	— Powers of Attorney (included on the signature page to this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of August 2009.

BMC SOFTWARE, INC.

By:	/s/ Christopher C. Chaffin
Christopher C. Chaffin
VP, Deputy General Counsel & Assistant Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Denise M. Clolery and Christopher C. Chaffin, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT E. BEAUCHAMP	Chairman of the Board, President and Chief Executive Officer	July 28, 2009
Robert E. Beauchamp

/s/ STEPHEN B. SOLCHER	Senior Vice President and Chief Financial Officer	July 28, 2009
Stephen B. Solcher

/s/ T. CORY BLEUER	Vice President, Controller & Chief Accounting Officer	July 28, 2009
T. Cory Bleuer

/s/ JON E. BARFIELD	Director	July 28, 2009
Jon E. Barfield

/s/ GARY L. BLOOM	Director	July 28, 2009
Gary L. Bloom

/s/ B. GARLAND CUPP	Director	July 28, 2009
B. Garland Cupp

/s/ MELDON K. GAFNER	Director	July 28, 2009
Meldon K. Gafner

/s/ P. THOMAS JENKINS	Director	July 28, 2009
P. Thomas Jenkins

Signature	Title	Date

/s/ LOUIS J. LAVIGNE, JR.	Director	July 28, 2009
Louis J. Lavigne, Jr.

/s/ KATHLEEN A. O’NEIL	Director	July 28, 2009
Kathleen A. O’Neil

/s/ TOM C. TINSLEY	Director	July 28, 2009
Tom C. Tinsley

INDEX TO EXHIBITS

5.1	—	Opinion of Christopher C. Chaffin
23.1	—	Consent of Independent Registered Public Accounting Firm
23.2	—	Consent of Christopher C. Chaffin (contained in Exhibit 5.1 hereto)
24.1	—	Powers of Attorney (included on the signature page to this Registration Statement)